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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Date of report (Date of earliest event reported): April 17, 2003

PORT FINANCIAL CORP.
(Exact name of registrant as specified in its charter)
Massachusetts (State or other jurisdiction of incorporation)	000-29343 (Commission File Number)	04-1145480 (IRS Employer Identification No.)

1380 Soldiers Field Road
Brighton, MA 02135
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (617) 779-8300

Not Applicable

(Former name or former address, if changed since last report)

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Items 1 through 4.    Not applicable.

Items 5.    Other Events

      On April 17, 2003, Citizens Financial Group, Inc. ("Citizens") and Port Financial Corp. ("Port") entered into an Agreement and Plan of Merger (the "Agreement") by and among Citizens Bank of Massachusetts ("Citizens Bank"), a wholly-owned subsidiary of Citizens, Citizens and Port. Under the terms of the Agreement, Citizens will acquire Port, the holding company for CambridgePort Bank, in a cash merger transaction for $54 per share, or an aggregate of $285 million based on shares outstanding. Port announced the merger in a press release dated April 17, 2003, a copy of which is attached hereto as Exhibit 99.1.

      Pursuant to the Agreement, CambridgePort Bank will become part of Citizens Bank. The transaction has the approval of the boards of directors of Citizens and Port. The acquisition is subject to customary conditions, including shareholder and regulatory approval, and is expected to close in the third quarter of 2003.

      The Exhibit 99.1 referred to in this Item 5 is filed as part of this report and is incorporated herein by reference.

Item 6.    Not applicable.

Item 7.    Financial Statements and Exhibits

(a)	No financial statements are required to be filed with this report.
(b)	No pro forma financial information is required to be filed with this report.
(c)	Exhibits:

The following Exhibits are filed as part of this report:

EXHIBIT NO.	Description
2.1	Agreement and Plan of Merger, dated April 17, 2003, by and among Citizens Bank of Massachusetts, Citizens Financial Group, Inc., and Port Financial Corp.
99.1	Press Release dated April 17, 2003.

Items 8 through 12.    Not applicable.

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SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORT Financial Corp.

Date: April 17, 2003	By:	/s/ James B. Keegan
James B. Keegan
Chairman and Chief Executive Officer

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EXHIBIT INDEX
Exhibit	Description
2.1	Agreement and Plan of Merger, dated April 17, 2002, by and among Citizens Bank of Massachusetts, Citizens Financial Group, Inc. and Port Financial Corp.
99.1	Press Release dated April 17, 2003.